SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2006

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

Effective September 1, 2006, UFP Technologies, Inc. (the “Company”) adopted an Executive Nonqualified Excess Plan (the “Plan”) to provide an unfunded, nonqualified deferred compensation plan for a select group of management or highly compensated employees and independent contractors. Eligible participants are entitled to elect to contribute up to 90% of their annual base salary and up to 100% of their annual performance-based compensation and commissions to the Plan. Under the Plan, the Company has the discretion to make discretionary and profit sharing credits on behalf of the participants in an amount determined each plan year by the Company. Company contributions are subject to a five year vesting schedule, such that each contribution is 25% vested after two years of service, 50% vested after three years of service, 75% vested after four years of service and fully vested after five years of service. The Company contributions become fully vested upon a participant’s retirement, death or disability or a change in control of the Company. Voluntary contributions made by the participant are 100% vested immediately. The obligations under the Plan will be general unsecured obligations of the Company to pay money in the future.

A separate book reserve account will be established for each participant. These accounts will be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Company. The participant shall elect the investment funds in which his account is deemed to be invested. The Company has elected not to establish a rabbi trust to serve as a source of funds from which it can satisfy the obligations under the Plan.

Upon retirement, participants may elect to receive their benefits either in one lump sum in cash as soon as practicable following the date of retirement or in annual installments over a term certain not to exceed ten years as elected by the participant upon entering the Plan.  Upon a participant’s death or disability or a change in control of the Company, participants are entitled to receive their benefits in one lump sum in cash upon the date of such event. Upon separation from service other than retirement, participants are entitled to benefits in one lump sum in cash as soon as practicable following the date of the qualifying distribution event. In-service and education distributions are also permitted under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2006	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Vice President